SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PERARDUA CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                       43-1749675
(State of incorporation)                  (I.R.S. Employer Identification No.)

                      10940 Wilshire Boulevard, Suite 1600
                         Los Angeles, California 90024
                    (Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
Title of Each Class to be so Registered           Class is to be Registered
---------------------------------------           -------------------------

              N/A                                           N/A

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c)(1), please check the following box. [ ]


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                                (Title of class)

                              Redeemable Warrants
                                (Title of class)




Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Common Stock and the Redeemable Warrants to be registered hereunder is contained in the section entitled "Description of Securities" of the Prospectus included in the Registrant's Registration Statement on Form SB-2, No. 333-21209 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997, as amended to date. The section containing these descriptions is incorporated herein by reference.

Item 2.   Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number             Description of the Exhibit
--------------             --------------------------

1                 Certificate of Incorporation of Registrant*
2                 Bylaws of Registrant**
3                 Form of Common Stock Certificate***
4                 Form of Warrant Agreement (including form
                  of Redeemable Warrant Certificate)****

-----------------------------------

* Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (333-21209).

* Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (333-21209).

* Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-21209).

* Incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-21209).





                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  PerArdua Corporation

                                                  By:  /s/ Samuel P. Sears, Jr.
                                                       ------------------------
                                                  Samuel P. Sears, Jr.
                                                  Secretary and Treasurer

Dated:  April 24, 1997